As filed with the U.S. Securities and Exchange Commission on May 12, 2008
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_________
Sunesis Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	94-3295878 (I.R.S. Employer Identification No.)
__________________

341 Oyster Point Boulevard
South San Francisco, California 94080
(650) 266-3500
(Address of Principal Executive Offices including Zip Code)

2005 Equity Incentive Award Plan
Amended and Restated 2006 Employment Commencement Incentive Plan
Employee Stock Purchase Plan
(Full title of the plans)
________________

Daniel N. Swisher, Jr.
President and Chief Executive Officer
341 Oyster Point Boulevard
South San Francisco, California 94080
(650) 266-3500
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Suzanne Sawochka Hooper, Esq. Nicole C. Brookshire, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, par value $0.0001 per share	1,307,352 shares	$1.55	$2,026,395.60	$79.64

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2005 Equity Incentive Award Plan, Amended and Restated 2006 Employment Commencement Incentive Plan and Employee Stock Purchase Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 8, 2008, in accordance with Rule 457(c) of the Securities Act.

(3)	The chart below details the calculation of the registration fee:

	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Title of Securities to be Registered

Common Stock, par value $0.001 per share, reserved for future issuance under the 2005 Equity Incentive Award Plan	1,082,352	$1.55	$1,677,645.60

Common Stock, par value $0.001 per share, reserved for future issuance under the Amended and Restated 2006 Employment Commencement Incentive Plan	125,000	$1.55	$193,750.00

Common Stock, par value $0.001 per share, reserved for future issuance under the Employee Stock Purchase Plan	100,000	$1.55	$155,000.00

Total	1,307,352		$2,026,395.60

Registration Fee			$79.64

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Act.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee and non-employee benefit plans set forth herein are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8

Registrant’s Form S-8 Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 28, 2005 (File No. 333-128647) and November 16, 2006 (File No. 333-138758) relating to the Registrant’s 2005 Equity Incentive Award Plan and Employee Stock Purchase Plan, on March 24, 2006 (File No. 333-132679) relating to the Registrant’s Amended and Restated 2006 Employment Commencement Incentive Plan, and on August 13, 2007 (File No. 333-145404) relating to the Registrant’s 2005 Equity Incentive Award Plan, Employee Stock Purchase Plan and Amended and Restated 2006 Employment Commencement Incentive Plan, are each incorporated herein by reference and made a part hereof.

EXHIBITS

Exhibit No.	Description

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1(3)	Specimen Common Stock Certificate of the Registrant.

4.2	Reference is made to Exhibits 3.1 through 3.2 above.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement.

99.1(4)	2005 Equity Incentive Award Plan, as amended, and Form of Stock Option Agreement.

99.2(5)	Amended and Restated 2006 Employment Incentive Commencement Plan.

99.3(6)	Employee Stock Purchase Plan and Enrollment Form.
________________

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K/A, for the year ended December 31, 2006, filed with the Commission on May 23, 2007 and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2007 and incorporated by reference herein.

(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121646), as amended, originally filed with the Commission on December 23, 2004 and incorporated by reference herein.

(4)
Previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2007, filed with the Commission on August 8, 2007 and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.43 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2007 and incorporated by reference herein.

(6)
Previously filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2006, filed with the Commission on November 9, 2006 and incorporated by reference herein.

UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South San Francisco, State of California, on this 12th day of May, 2008.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ DANIEL N. SWISHER, JR.
Daniel N. Swisher, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel N. Swisher, Jr. and Eric H. Bjerkholt and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES W. YOUNG, PH.D. James W. Young, Ph.D.	Exeutive Chairman of the Board	May 12, 2008

/S/ DANIEL N. SWISHER, JR. Daniel N. Swisher, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2008

/S/ ERIC H. BJERKHOLT Eric H. Bjerkholt	Senior Vice President, Corporate Development and Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2008

/S/ ANTHONY B. EVNIN, PH.D. Anthony B. Evnin, Ph.D.	Director	May 12, 2008

/S/ STEPHEN P.A. FODOR, PH.D. Stephen P.A. Fodor, Ph.D.	Director	May 12, 2008

Signature	Title	Date

/S/ MATTHEW K. FUST	Director	May 12, 2008
Matthew K. Fust

/S/ STEVEN D. GOLDBY	Director	May 12, 2008
Steven D. Goldby

/S/ JONATHAN S. LEFF	Director	May 12, 2008
Jonathan S. Leff

/S/ HOMER L. PEARCE, PH.D.	Director	May 12, 2008
Homer L. Pearce, Ph.D.

/S/ DAVID C. STUMP, M.D.	Director	May 12, 2008
David C. Stump, M.D.

/S/ JAMES A. WELLS, PH.D.	Director	May 12, 2008
James A. Wells, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1(3)	Specimen Common Stock Certificate of the Registrant.

4.2	Reference is made to Exhibits 3.1 through 3.2 above.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement.

99.1(4)	2005 Equity Incentive Award Plan, as amended, and Form of Stock Option Agreement.

99.2(5)	Amended and Restated 2006 Employment Incentive Commencement Plan.

99.3(6)	Employee Stock Purchase Plan and Enrollment Form.
________________

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K/A, for the year ended December 31, 2006, filed with the Commission on May 23, 2007 and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2007 and incorporated by reference herein.

(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121646), as amended, originally filed with the Commission on December 23, 2004 and incorporated by reference herein.

(4)
Previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2007, filed with the Commission on August 8, 2007 and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.43 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2007 and incorporated by reference herein.

(6)
Previously filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2006, filed with the Commission on November 9, 2006 and incorporated by reference herein.